EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                 CONTACT:
Tuesday, October 8, 2002                              Media, Lynn Charles
                                                      (281) 492-5333
                                                      Analysts, Caren W. Steffes
                                                      (281) 492-5393


              DIAMOND OFFSHORE ANNOUNCES UPDATE ON OCEAN LEXINGTON

Houston, Texas, October 8, 2002 -- Diamond Offshore Drilling, Inc. (NYSE:DO) reported that its semisubmersible drilling unit, Ocean Lexington, which parted its moorings during Hurricane Lili last week, has been towed back to its original, pre-storm location and is preparing to recommence operations. Based upon a top-side inspection and an underwater examination of the lower hulls, it has been determined that the rig is undamaged.

Statements in this press release that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements concerning damage assessment of the drilling unit and recommencement of operations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.